Exhibit 10.2

SECOND AMENDMENT TO SECURITY AGREEMENT

SECOND AMENDMENT TO SECURITY AGREEMENT dated July 25, 2014 (the “Amendment”) between Z TRIM HOLDINGS, INC., an Illinois corporation ("Debtor"), having its chief executive office located at 1011 Campus Drive, Mundelein, Illinois 60060 and FORDHAM CAPITAL PARTNERS, LLC,  a Delaware limited liability company (together with its successors and assigns, “Secured Party”), 910 Skokie Boulevard, Suite 200, Northbrook, Illinois 60062.

WHEREAS, the Debtor and Secured Party have entered in that certain Security Agreement dated as of March 24, 2014 (the "Security Agreement") to secure a certain equipment revolving loan made by Secured Party to Debtor in the principal sum of $500,000.00 (such loan, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto, the "Loan") and all other Liabilities (as defined in the Security Agreement); and

WHEREAS, the outstanding principal balance of the Loan as of the date hereof is $582,841.63; and

WHEREAS, Debtor has asked the Secured Party to increase the outstanding principal balance of the Loan by $85,908.37 to $668,750.00; and

WHEREAS, as a condition precedent to making the aforesaid Loan increase, the Secured Party requires that the Security Agreement be amended to provide, among other things, that the Collateral (as defined in the Security Agreement) shall secure repayment of the Loan as being increased as aforesaid.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.           The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Security Agreement.

2.           Subsection (1) in the definition of "Liabilities" in Section 1.1 of the Security Agreement is hereby amended in its entirety to read as follows:

"(1) that certain amended and restated equipment revolving loan extended by Secured Party to Debtor in the principal sum of $668,750.00 (which loan together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto, shall be called the “Loan”) evidenced by Debtor's amended and restated equipment revolving note dated July 25 2014 in the principal sum of Six Hundred Sixty Eight Thousand Seven Hundred Fifty and 00/100 Dollars ($668,750.00) payable to the order of Secured Party in installments of principal plus interest as described therein, which note together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto shall be called the “Note”), and all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto; and"

Hereafter, all references in the Security Agreement and in this Amendment to the term "Note" shall be deemed to refer to the aforesaid amended and restated equipment revolving note dated July 25 2014 in the principal sum of $668,750.00 executed by Debtor and more fully described in Section 2 above.

3.           The Debtor acknowledges and agrees that the Security Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Security Agreement, as amended hereby, for the benefit and security of the Note and all of the other Liabilities (as such term is defined in the Security Agreement and amended hereby).

Without limiting the foregoing, the Debtor hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Secured Party under the Security Agreement, (ii) all obligations and indebtedness of the Debtor thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of the Note and all of the other Liabilities (as such term is defined in the Security Agreement and amended hereby), it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Secured Party, and the obligations and indebtedness of the Debtor to the Secured Party, which exist under the Security Agreement, as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing security interest in the Collateral heretofore granted in favor of the Secured Party under the Security Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

4.           The Debtor hereby represents and warrants to the Secured Party that as of the date hereof, each of the representations and warranties set forth in the Security Agreement, as amended hereby, are true and correct and the Debtor is in full compliance with all of the terms and conditions of the Security Agreement, as amended hereby, and no Event of Default (as defined in the Security Agreement), or any other event which with the lapse of time, the giving of notice or both would constitute such an Event of Default, has occurred and is continuing.

5.           Except as specifically amended and modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.  This Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

6.           Debtor agrees to reimburse the Secured Party for all of its out-of-pocket costs and expenses incurred in connection with the increase of the Loan, including Secured Party's legal fees and any updated search costs.

Signature Page Follows:

IN WITNESS WHEREOF, the parties have entered into this Second Amendment to Security Agreement as of the date first above written.

DEBTOR:
Z TRIM HOLDINGS, INC.,
an Illinois corporation
By:s/ Steve Cohen
Name: Steve Cohen
Title: CEO

SECURED PARTY:

FORDHAM CAPITAL PARTNERS, LLC

By:_/s John Maselli
Title:VP